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EXHIBIT 99.1

           VASO ACTIVE RECEIVES FINAL COURT APPROVAL FOR CLASS ACTION
                           AND DERIVATIVE SETTLEMENTS


         DANVERS, Mass. - (BUSINESS WIRE) - December 20, 2005 - Vaso Active Pharmaceuticals, Inc. ("Vaso Active") (VAPH.pk) of Danvers, Massachusetts announced today that on December 14, 2005, Judge Reginald C. Lindsay of the United States District Court for the District of Massachusetts granted final approval of the previously reported consolidated class action settlement and the Massachusetts derivative action settlement entered into in September 2005 by Vaso Active and certain of its officers and directors. Judge Lindsay also dismissed the class action and the Massachusetts derivative action that were the subject of the settlement agreements. Absent any appeal, the settlements will become effective thirty days after the court's orders.

         Under the terms of the derivative action settlement agreement, plaintiffs in an additional derivative action pending in Delaware Chancery Court are required to now seek dismissal of that case by the Delaware Court, which Vaso Active believes will occur in the next several weeks.

         Under the terms of the class action settlement agreement, Vaso Active, disclaiming any liability, has caused to be paid into escrow by its insurance carrier for the benefit of the class $1,100,000 in cash and will issue $750,000 face amount of 2-year 5% subordinated callable notes convertible at a conversion price of $1.75 per share (which initial conversion price is subject to certain anti-dilution adjustments). Vaso Active's insurance carrier has paid the $1,100,000 cash payment in exchange for a release of its liability under its insurance policy with Vaso Active.

         Under the terms of the derivative action settlement agreement, Vaso Active, disclaiming any liability, will institute or maintain certain corporate governance measures. In addition, Vaso Active has agreed to pay to plaintiffs' counsel for the Massachusetts and Delaware derivative actions a total of $25,000 in cash and $110,000 face amount of 2-year 5% subordinated callable notes convertible at a conversion price of $1.75 per share (which initial conversion price is subject to certain anti-dilution adjustments). Absent an appeal, Vaso Active will be required to make these payments to the applicable plaintiff's counsel within thirty business days of the date of final court approval by the relevant court.

         In consideration of these settlements, the plaintiffs in each case agreed to fully and finally release and discharge Vaso Active from, among other things, the claims alleged in the complaints.

         "We are extremely pleased with the court's approval of these settlements. We can now concentrate on marketing our existing products and bringing additional products to market," said Joseph Frattaroli, President of Vaso Active.

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         FORWARD-LOOKING STATEMENTS

         Certain statements contained herein constitute "forward-looking statements." These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

Contact:

Matt Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
mcarter@vasoactive.us